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                                                                  EXHIBIT 23(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 16, 2001 (except with respect to Note 13, as to which the date is June 22, 2001) included in the company's Form 8-K/A dated July 24, 2001 and to all references to our Firm included in this registration statement.


                                                    /s/ ARTHUR ANDERSEN LLP


New Orleans, Louisiana
October 22, 2001